Exhibit 5.1

2001 ROSS AVENUE	AUSTIN	LONDON
DALLAS, TEXAS	BEIJING	MOSCOW
75201-2980	BRUSSELS	NEW YORK
	DALLAS	PALO ALTO
TEL +1 214.953.6500	DUBAI	RIO DE JENEIRO
FAX +1 214.953.6503	HONG KONG	RIYADH
www.bakerbotts.com	HOUSTON	WASHINGTON

November 9, 2015

Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024-3109

Ladies and Gentlemen:
In connection with the issuance by Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Company”), of $500,000,000 aggregate principal amount of 3.400% Senior Notes due 2025 (the “2025 Notes”) and $250,000,000 aggregate principal amount of 4.500% Senior Notes due 2045 (the “2045 Notes” and, together with the 2025 Notes, the “Notes”), and the issuance by the guarantors named in Exhibit A hereto (the “Guarantors”) of guarantees of the Notes (the “Guarantees” and, together with the Notes, the “Securities”) pursuant to (i) the Registration Statement on Form S-3 (Registration No. 333-188780) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on May 23, 2013, and (ii) the related prospectus dated May 22, 2013, as supplemented by the prospectus supplement relating to the Securities dated October 29, 2015 (as so supplemented, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on November 2, 2015, certain legal matters with respect to the Notes are being passed upon for the Company by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof (the “Form 8-K”).
The Securities are to be issued pursuant to the Indenture, dated December 15, 2009, between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “Fifth Supplemental Indenture”), dated the date hereof (as so supplemented, the “Indenture”).
In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Underwriting Agreement, dated October 29, 2015 (the “Underwriting Agreement”), among the Company and the several Underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), relating to the issuance and sale of the Securities; (ii) the Indenture, (iii) the global notes representing the Notes, (iv) the Registration Statement and the Prospectus, (v)  the Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of the Company, each as amended to date, (vi) certain corporate records of the Company, including certain resolutions of the Board of Directors and the Capital Transaction Committee of the Board of Directors of the Company, as furnished to us by the Company, (vii) certificates of public officials and of representatives of the Company, (viii) certain statutes and regulations and

(ix) other instruments and documents, all as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates, statements or other representations of officers or authorized agents of the Company and of governmental and public officials with respect to the accuracy of the factual matters contained therein or covered thereby.
In making our examination, we have assumed the due execution and delivery of the Fifth Supplemental Indenture and the Guarantees, and we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.
In connection with this opinion, we have also assumed that (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the General Corporation Law of the State of Delaware, (ii) each of the Guarantors has been duly organized and is validly existing and in good standing in the jurisdiction in which it was formed, (iii) each of the Guarantors has the full power and authority to execute and deliver the Fifth Supplemental Indenture and the Guarantees and to perform its obligations thereunder, (iv) all action required to be taken by each of the Guarantors for the due and proper authorization, execution and delivery of the Fifth Supplemental Indenture and the Guarantees and the consummation of the transactions contemplated thereby has been duly and validly taken, and (v) the Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner set forth in the Registration Statement and the Prospectus.
On the basis of the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that (i) the Notes will, when duly executed, issued and delivered by the Company and authenticated and delivered by the Trustee in accordance with the terms of the Indenture and duly purchased and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as that the enforcement thereof may be subject to (a) any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity and public policy (regardless of whether enforcement is sought in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought and (c) any implied covenants of good faith and fair dealing (collectively, the “Enforceability Exceptions”), and (ii) the Guarantees will, when duly executed and delivered by the Guarantors, constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.
We express no opinion as to the enforceability of any provision in the Indenture, to the extent relating to: (i) any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law or (ii) indemnities or exculpation from liability to the extent prohibited by federal or state laws and the public policies underlying those laws or that might require indemnification for, or exculpation from, liability on account of, negligence, willful misconduct, unlawful acts, fraud or illegality of an indemnified or exculpated party.

We limit the opinions set forth above in all respects to matters of the General Corporation Law of the State of Delaware, the contract law of the State of New York and federal law of the United States, each as in effect on the date hereof, and no opinion is expressed herein as to any matters governed by the law of any other jurisdiction.
We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Form 8-K. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ BAKER BOTTS L.L.P.

EXHIBIT A

LIST OF GUARANTORS

234DP Aviation, LLC
A&W Concentrate Company
Americas Beverages Management GP
AmTrans, Inc.
Berkeley Square US, Inc.
Beverage Investments LLC
Beverages Delaware Inc.
DP Beverages Inc.
DPS Americas Beverages, LLC
DPS Beverages, Inc.
DPS Finance II, Inc.
DPS Holdings Inc.
Dr Pepper/Seven-Up Beverage Sales Company
Dr Pepper/Seven Up Manufacturing Company
Dr Pepper/Seven Up, Inc.
High Ridge Investments US, Inc.
International Beverage Investments GP
International Investments Management LLC
Mott’s General Partnership
Mott’s LLP
MSSI LLC
Nantucket Allserve, Inc.
Nuthatch Trading US, Inc.
Pacific Snapple Distributors, Inc.
Royal Crown Company, Inc.
Snapple Beverage Corp.
Splash Transport, Inc.
The American Bottling Company